UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 9, 2022

IO BIOTECH, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-41008	87-0909276
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Ole Maaløes Vej 3

DK-2200 Copenhagen N

Denmark

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: +45 7070 2980

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	IOBT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 9, 2022, IO Biotech, Inc. (the “Company”) and Keith Vendola, Chief Financial Officer of the Company, have terminated Mr. Vendola’s employment with the Company by mutual agreement, effective immediately. The termination of Mr. Vendola’s employment with the Company by mutual agreement is not due to any disagreement with the Company or the Company’s Board of Directors on any matter relating to the Company’s operations, policies or practices. Mai-Britt Zocca, the Company’s Chief Executive Officer and President, will act as the Company’s Principal Financial Officer.

On May 12, 2022, the Company appointed Brian Burkavage, 39, the Company’s Vice President of Finance, as its Chief Accounting Officer, effective immediately. In his capacity as Chief Accounting Officer, Mr. Burkavage will also assume the role of the Company’s Principal Accounting Officer. Prior to joining the Company in 2021, Mr. Burkavage was Controller at Passage BIO, Inc. from 2020 to 2021, and Director of Financial Planning and Analysis at Aclaris Therapeutics, Inc. from 2017 to 2020.

There are no arrangements or understandings between Mr. Burkavage and any other person pursuant to which Mr. Burkavage was appointed as the Chief Accounting Officer. There are no transactions involving Mr. Burkavage that would be required to be reported under Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IO BIOTECH, INC.

Date: May 13, 2022	By:	/s/ Mai-Britt Zocca, Ph.D.
	Name:	Mai-Britt Zocca, Ph.D.
	Title:	Chief Executive Officer